Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1999 on the financial statements of Georgia Power Company, included in this Form 8-K, into Georgia Power Company's previously filed Registration Statement File No. 333-43895.




/s/ Arthur Andersen LLP
Atlanta, Georgia
February 26, 1999